UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2013

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders	2

SIGNATURES	3

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 8, 2013, Swift Transportation Company (the “Company”) held its Annual Meeting of Stockholders at 8:00 am local time at the Company’s headquarters, 2200 S. 75th Ave., Phoenix, Arizona 85043. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected five individuals to the Company’s Board of Directors:

Name	Votes For	Votes Withheld	Broker Non- Votes
William Post	159,924,331	15,343,092	7,213,255
Jerry Moyes	174,737,555	529,868	7,213,255
Richard Dozer	159,650,433	15,616,990	7,213,255
David Vander Ploeg	159,922,976	15,344,447	7,213,255
Glenn Brown	159,921,041	15,346,382	7,213,255

Proposal No. 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
174,845,994	348,002	73,427	7,213,255

Proposal No. 3

The Company’s stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered accounting firm for the fiscal year 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
182,033,889	355,064	91,725	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2013

SWIFT TRANSPORTATION COMPANY

/s/ James Fry
By:	James Fry
Executive Vice President, General Counsel and Corporate Secretary

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